UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2014

Opower, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36377	26-0542549
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1515 North Courthouse Road, 8th Floor

Arlington, Virginia 22201

(Address of principal executive offices) (Zip Code)

(703) 778-4544

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On April 23, 2014, the board of directors of Opower, Inc. (the “Company”) approved annual equity retainers for the Company’s non-employee directors, which retainers shall consist of grants of restricted stock units (“Annual Grants”) valued in the following amounts:

Annual Equity Retainers

Position	Value of Restricted Stock Units
Annual Retainer for Non-Employee Directors	$200,000
Annual Retainer for Lead Independent Director	$20,000
Annual Retainer for Audit Committee Chair	$15,000
Annual Retainer for Compensation Committee Chair	$10,000
Annual Retainer for Nominating and Corporate Governance Committee Chair	$6,000
Annual Retainer for Audit Committee Non-Chairman Members	$8,000
Annual Retainer for Compensation Committee Non-Chairman Members	$5,000
Annual Retainer for Nominating and Corporate Governance Committee Non-Chairman Members	$3,000

Annual Grants will be made to non-employee directors then serving on the board of directors of the Company initially on May 30, 2014 and thereafter following each annual meeting of stockholders of the Company at which such non-employee directors continue to serve, beginning with the annual meeting of stockholders to be held in 2015. All shares subject to an Annual Grant shall vest in four equal quarterly installments on the quarterly anniversary of the effective date of the Annual Grant, provided the non-employee director grantee continues to serve as a director of the Company on such date.

Neither Jon Sakoda, a Non-Employee Director and the current Chair of the Compensation Committee, nor Harry Weller, a Non-Employee Director and member of the Audit Committee, shall receive an Annual Grant in 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPOWER, INC.

Date: April 29, 2014	By:	/s/ Thomas Kramer
	Name:	Thomas Kramer
	Title:	Chief Financial Officer